Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

February 26, 2013

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2013 SECOND QUARTER RESULTS

Palm Beach Gardens, Florida, February 26, 2013 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended January 26, 2013. The results include the effect of the acquisition of substantially all of the telecommunications infrastructure services subsidiaries of Quanta Services, Inc., which was completed on December 3, 2012.

The Company reported:

•
Contract revenues of $369.3 million for the quarter ended January 26, 2013, compared to contract revenues of $267.4 million for the quarter ended January 28, 2012. Contract revenues for the quarter ended January 26, 2013 grew 3.5% on an organic basis after excluding $75.9 million of revenue from acquired subsidiaries and $16.7 million of revenue for storm restoration services in the current period.

•	Adjusted EBITDA (Non-GAAP) of $37.2 million for the quarter ended January 26, 2013, compared to $24.7 million for the quarter ended January 28, 2012.

•
Net income on a GAAP basis of $1.5 million, or $0.04 per common share diluted, for the quarter ended January 26, 2013, compared to $3.5 million, or $0.10 per common share diluted, for the quarter ended January 28, 2012. On a Non-GAAP basis, net income for the quarter ended January 26, 2013 was $5.2 million, or $0.15 per common share diluted. The Non-GAAP net income for the quarter ended January 26, 2013 excludes $5.8 million in pre-tax acquisition related costs and a pre-tax write-off of $0.3 million of deferred financing costs in connection with the replacement of the Company's credit facility in December 2012.

The Company also reported:

•
Contract revenues of $692.6 million for the six months ended January 26, 2013, compared to contract revenues of $587.0 million for the six months ended January 28, 2012. Contract revenues for the six months ended January 26, 2013 grew 2.9% on an organic basis after excluding $75.9 million of revenue from acquired subsidiaries and $16.7 million of revenue for storm restoration services in the six months ended January 26, 2013 and $3.7 million of revenue for storm restoration services in the six months ended January 28, 2012.

•	Adjusted EBITDA (Non-GAAP) of $77.6 million for the six months ended January 26, 2013, compared to $65.1 million for the six months ended January 28, 2012.

•
Net income on a GAAP basis of $13.3 million, or $0.40 per common share diluted, for the six months ended January 26, 2013, compared to $16.5 million, or $0.48 per common share diluted, for the six months ended January 28, 2012. On a Non-GAAP basis, net income for the six months ended January 26, 2013 was $17.5 million, or $0.52 per common share diluted. The Non-GAAP net income for the six months ended January

26, 2013 excludes $6.5 million in pre-tax acquisition related costs and a pre-tax write-off of $0.3 million of deferred financing costs in connection with the replacement of the Company's credit facility in December 2012.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, and stock-based compensation expense. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.

Fiscal 2013 second quarter results are preliminary and are unaudited. In addition, the purchase price allocation of the tangible and intangible assets acquired and liabilities assumed during the period is preliminary and is subject to change.
A conference call to review the Company's results will be hosted at 9 a.m. (ET), Wednesday, February 27, 2013; call (877) 209-9922 (United States) or (612) 332-0632 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 8 a.m. (ET) on February 27, 2013. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, March 29, 2013.

Dycom is a leading provider of specialty contracting services. These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company's performance for the period with the Company's performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results.
This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired in December 2012, expected benefits and synergies of the acquisition, future financial and operating results, future opportunities for the combined businesses, the future impact of any acquisitions or dispositions, including the consummation of such acquisitions and dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS January 26, 2013 and July 28, 2012 Unaudited

	January 26, 2013	July 28, 2012
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$22,590	$52,581
Accounts receivable, net	227,413	141,788
Costs and estimated earnings in excess of billings	148,502	127,321
Inventories	34,909	26,274
Deferred tax assets, net	15,422	15,633
Income taxes receivable	6,925	4,884
Other current assets	13,923	8,466
Total current assets	469,684	376,947

PROPERTY AND EQUIPMENT, NET	187,242	158,247
GOODWILL	262,989	174,849
INTANGIBLE ASSETS, NET	134,306	49,773
OTHER	18,588	12,377
TOTAL NON-CURRENT ASSETS	603,125	395,246
TOTAL ASSETS	$1,072,809	$772,193

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$64,166	$36,823
Current portion of debt	6,250	74
Billings in excess of costs and estimated earnings	11,386	1,522
Accrued insurance claims	26,313	25,218
Other accrued liabilities	69,959	50,926
Total current liabilities	178,074	114,563

LONG-TERM DEBT (including debt premium of $3.8 million at January 26, 2013)	420,033	187,500
ACCRUED INSURANCE CLAIMS	23,693	23,591
DEFERRED TAX LIABILITIES, NET NON-CURRENT	48,100	49,537
OTHER LIABILITIES	4,537	4,071
Total liabilities	674,437	379,262

Total Stockholders' Equity	398,372	392,931
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,072,809	$772,193

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	January 26, 2013	January 28, 2012	January 26, 2013	January 28, 2012
	(Dollars in thousands, except per share amounts)

Contract revenues	$369,326	$267,407	$692,613	$586,981

Costs of earned revenues, excluding depreciation and amortization	301,516	220,239	558,582	475,426
General and administrative expenses (1)	38,827	24,275	67,652	49,633
Depreciation and amortization	20,819	15,528	36,130	31,486
Total	361,162	260,042	662,364	556,545

Interest expense, net	(5,748)	(4,177)	(9,946)	(8,350)
Other income, net	428	2,357	2,042	5,317

Income before income taxes	2,844	5,545	22,345	27,403

Provision for income taxes	1,381	2,060	9,022	10,952

Net income	$1,463	$3,485	$13,323	$16,451

Earnings per common share:
Basic earnings per common share	$0.04	$0.10	$0.40	$0.49

Diluted earnings per common share	$0.04	$0.10	$0.40	$0.48

Shares used in computing income per common share:
Basic	32,780,667	33,759,015	32,935,305	33,633,596

Diluted	33,514,416	34,636,520	33,607,180	34,431,419

(1) Includes stock-based compensation expense of $2.5 million and $1.6 million for the three months ended January 26, 2013 and January 28, 2012, respectively, and $4.8 million and $3.0 million for the six months ended January 26, 2013 and January 28, 2012, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents the reconciliation of contract revenues adjusted for revenue from subsidiaries acquired in the second quarter of fiscal 2013 and storm restoration service revenues generated during the current and prior year periods.

	Contract Revenues - GAAP	Revenues from subsidiaries acquired in the second quarter of fiscal 2013	Revenues from storm restoration services	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended January 26, 2013	$369,326	$(75,946)	$(16,721)	$276,659	38.1%	3.5%

Three Months Ended January 28, 2012	$267,407	$—	$—	$267,407

Six Months Ended January 26, 2013	$692,613	$(75,946)	$(16,721)	$599,946	18.0%	2.9%

Six Months Ended January 28, 2012	$586,981	$—	$(3,729)	$583,252

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents a reconciliation of GAAP to Non-GAAP net income for the three and six months ended January 26, 2013 and January 28, 2012.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	January 26, 2013	January 28, 2012	January 26, 2013	January 28, 2012
	(Dollars in thousands, except per share amounts)

Reconciling Items:
Acquisition related costs	$(5,829)	$—	$(6,539)	$—
Write-off of deferred financing costs	(321)	—	(321)	—
Total Reconciling Items	$(6,150)	$—	$(6,860)	$—

GAAP net income	$1,463	$3,485	$13,323	$16,451
Adjustment for Reconciling Items above, net of tax	3,710	—	4,154	—
Non-GAAP net income	$5,173	$3,485	$17,477	$16,451

Earnings per common share:

Basic earnings per common share - GAAP	$0.04	$0.10	$0.40	$0.49
Adjustment for Reconciling Items above, net of tax	0.11	—	0.13	—
Basic earnings per common share - Non-GAAP	$0.16	$0.10	$0.53	$0.49

Diluted earnings per common share - GAAP	$0.04	$0.10	$0.40	$0.48
Adjustment for Reconciling Items above, net of tax	0.11	—	0.12	—
Diluted earnings per common share - Non-GAAP	$0.15	$0.10	$0.52	$0.48

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	32,780,667	33,759,015	32,935,305	33,633,596

Diluted	33,514,416	34,636,520	33,607,180	34,431,419

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and six months ended January 26, 2013 and January 28, 2012 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	January 26, 2013	January 28, 2012	January 26, 2013	January 28, 2012
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):
Net income	$1,463	$3,485	$13,323	$16,451
Interest expense, net	5,748	4,177	9,946	8,350
Provision for income taxes	1,381	2,060	9,022	10,952
Depreciation and amortization expense	20,819	15,528	36,130	31,486
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	29,411	25,250	68,421	67,239
Gain on sale of fixed assets	(826)	(2,220)	(2,407)	(5,139)
Stock-based compensation expense	2,496	1,642	4,762	2,968
Acquisition related costs	5,829	—	6,539	—
Write-off of deferred financing costs	321	—	321	—
Adjusted EBITDA (Non-GAAP)	$37,231	$24,672	$77,636	$65,068